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                                                                       EXHIBIT 2


                     VOTING AGREEMENT AND IRREVOCABLE PROXY



         This Voting Agreement and Irrevocable Proxy ("Agreement") is made and entered into as of the 27th day of October, 1996 by Eliahu Ben Shmuel, E.P. Family Partners, Ltd., a Colorado limited partnership, the Hay Foundation, Inc., a Florida not for profit corporation; and Tropical Time, Inc., a Florida corporation (collectively the "Shareholders" and each individually a "Shareholder") and Ocean Reef Management, Inc., a Florida corporation (the "Proxy").


                                    RECITALS

         A. Contemporaneously herewith, the Shareholders and the Proxy are entering into a Stock Option Agreement (the "Option Agreement") pursuant to which the Shareholders are granting Proxy an option to purchase up to 1,609,800 shares (the "Shares") of the common stock of Jan Bell Marketing, Inc., a Delaware corporation (the "Company").

         B. The Shareholders deems it to be in their best interests to irrevocably appoint the Proxy as their proxy, with full right and power to vote all Shares, pursuant to this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

         1. INCORPORATION OF RECITALS. The parties to this Agreement hereby agree and acknowledge that all of the Recitals set forth hereinabove are true, complete and correct in every respect and hereby incorporate said Recitals into this Agreement by this reference.

         2. REPRESENTATIONS OF SHAREHOLDER. Each Shareholder hereby represents and warrants to the Proxy that such Shareholder: (a) owns and has the right to vote all Shares currently held of record by the Shareholder, (b) has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement and (c) will not take any action inconsistent with the purposes and provisions of this Agreement.

         3. SCOPE OF AGREEMENT. This Agreement shall govern the vote of the Shares by the Proxy with respect to any and all matters voted upon by shareholders of





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the Company, whether at a meeting or pursuant to written consent or otherwise, including, but not limited to:

                 (i) any change in the authorized capital stock or capital structure of the Company, including any grant of options or the creation of any additional class of shares;

                 (ii) any amendment of the Company's Articles of Incorporation;

                 (iii) any merger, share exchange, sale of substantially all of the assets or dissolution of the Company;

                 (iv)     the election of the Company's Board of Directors; and

                 (v) any change in the number of directors fixed to serve on the Company's Board of Directors.

Unless terminated as hereinafter provided, this Agreement shall remain in effect without regard to any action taken by shareholders of the Company.

         4. CHANGES IN COMMON STOCK. In the event that subsequent to the date of this Agreement any shares of Common Stock or other securities of the Company or another corporation are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of Common Stock or other securities shall be deemed to be Shares for purposes of this Agreement.

         5. VOTING OF SHARES. Each Shareholder agrees and covenants that at any meeting of shareholders of the Company and/or in connection with any corporate action by the shareholders of the Company, all of his Shares shall be voted by the Proxy in the manner and to the effect determined by said Proxy in his sole and absolute discretion. Accordingly, during the term of this Agreement, the Shareholder shall not vote or attempt to vote any Shares or otherwise exercise or attempt to exercise any voting or other approval rights of any Shares, and any such prohibited exercise by the Shareholder of voting or approval rights shall be void and of no force or effect.

         6.      IRREVOCABLE PROXY.

                 (a) In order to give effect to and in furtherance of the agreements and covenants set forth in Section 5 of this Agreement, each Shareholder hereby irrevocably constitutes and appoints Proxy as his proxy, with full power of substitution, for and in the name and on behalf of such Shareholder, to vote any and all of his or its Shares with regard to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor) for vote or approval. Proxy shall vote said Shares in such manner and to such effect as he may determine in his sole and absolute discretion. The proxy granted hereby shall remain in effect for so





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long as and at all times that this Agreement shall remain in effect and shall terminate immediately and automatically only upon the termination of this Agreement in accordance with the provisions thereof. The proxy granted hereby is irrevocable and is coupled with an interest.

                 (b) Proxy hereby accepts his appointment as proxy of each Shareholder, pursuant to Subsection 6(a) of this Agreement.

         7. LIMITATION OF PROXY'S LIABILITY. Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof, except for his own individual intentional misconduct in bad faith.

         8. TERMINATION. This Agreement shall terminate only upon the earlier to occur of the termination of the Stock Option Agreement or (ii) the occurrence of any one of the following events:

                 (A) liquidation or dissolution of the Company or its successor;

                 (B)      the Proxy's death or incapacity to act hereunder; or

                 (C) the termination of this Agreement by written agreement of all parties to this Agreement.

         9. LEGEND. Each Shareholder will submit to the Proxy and Proxy may imprint all certificates for the Shares with notice of this Agreement and the irrevocable proxy set forth herein. Each Shareholder agrees not to transfer any interest in the Shares unless the transferee executes and delivers to Proxy an agreement in form and in substance substantially similar to this Agreement.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to that State's rules regarding choice of law.

         11. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees.

         12. COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.





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         13.     AMENDMENT OR MODIFICATION.  This Agreement may be altered, modified or amended only by the written consent of both parties subject hereto. Any such modification must be signed by each party to this Agreement and each signature must be acknowledged and notarized in order for the modification to take effect.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

         15. ENFORCEABILITY. Each Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto.
If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable and shall be construed so as to best give effect to the purposes and intents hereof.

         16. REFERENCES. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        PROXY:

                                        OCEAN REEF MANAGEMENT, INC.


                                        By:  /s/ Joel Eidelstein
                                            ------------------------------------
                                             Joel Eidelstein, President

                                        SHAREHOLDERS:

                                        E.P. FAMILY PARTNERS, LTD.


                                        By:  /s/ Eliahu Ben Shmuel
                                            ------------------------------------
                                            Eliahu Ben Shmuel, General Partner


                                             /s/ Eliahu Ben Shmuel
                                        ----------------------------------------
                                            Eliahu Ben Shmuel, Individually


                                        HAY FOUNDATION, INC.


                                        By:  /s/ Eliahu Ben Shmuel
                                            ------------------------------------
                                            Eliahu Ben Shmuel, President





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                               IRREVOCABLE PROXY

         Each of the undersigned hereby irrevocably constitutes and appoints Ocean Reef Management, Inc., a Florida corporation (the "Proxy") as proxy for the undersigned, with full power of substitution, for and in the name and on behalf of the undersigned, to vote, or to execute and deliver written consents or otherwise act with respect to, in his sole and absolute discretion, any and all shares of Common Stock, par value $_______ per share, and other securities of Jan Bell Marketing, Inc., a Delaware corporation (the "Company"), now owned or hereafter acquired by the undersigned (and any shares or other securities of another corporation that may hereafter be issued on, or in exchange for, any such shares or other securities of the Company), as fully, to the same extent and with the same effect as the undersigned, his attorney and proxy or her substitute might or could lawfully do with respect to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor) for approval, whether at any annual or special meeting of the Company's shareholders or otherwise.

         This Irrevocable Proxy is given pursuant to a Stock Option Agreement dated as of the date hereof, (the "Agreement"), between each of the undersigned and the Proxy, and as such is coupled with an interest and is irrevocable.
This Irrevocable Proxy shall remain in full force and effect from the date hereof until such Agreement is terminated in accordance with the terms of the Voting Agreement and Irrevocable Proxy of which this is a part.

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the 27th day of October, 1996.


                                        E.P. FAMILY PARTNERS, LTD.


                                        By:  /s/ Eliahu Ben Shmuel
                                            ------------------------------------
                                            Eliahu Ben Shmuel, General Partner


                                             /s/ Eliahu Ben Shmuel
                                        ----------------------------------------
                                            Eliahu Ben Shmuel, Individually


                                        HAY FOUNDATION, INC.


                                        By:  /s/ Eliahu Ben Shmuel
                                            ------------------------------------
                                            Eliahu Ben Shmuel, President





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